    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1996

                                                       REGISTRATION NO. 333-
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                        CATALINA MARKETING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                33-0499007
   (STATE OR OTHER JURISDICTION                   (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                        CATALINA MARKETING CORPORATION
                           11300 NINTH STREET NORTH
                      ST. PETERSBURG, FLORIDA 33716-2329
                                (813) 579-5000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             PHILIP B. LIVINGSTON
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                        CATALINA MARKETING CORPORATION
                           11300 NINTH STREET NORTH
                      ST. PETERSBURG, FLORIDA 33716-2329
                                (813) 579-5000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

                             BARRY A. BROOKS, ESQ.
                       PAUL, HASTINGS, JANOFSKY & WALKER
                                399 PARK AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 318-6000

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.
                               ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                            PROPOSED       PROPOSED
                                                            MAXIMUM        MAXIMUM
                                                           AGGREGATE      AGGREGATE      AMOUNT OF
         TITLE OF SHARES                   AMOUNT TO BE    PRICE PER       OFFERING     REGISTRATION
        TO BE REGISTERED                    REGISTERED      SHARE(1)       PRICE(1)         FEE
----------------------------------------------------------------------------------------------------
  Common Stock, par value $.01 per share      54,517        $53.0625      $2,892,808      $876.61
----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on a per share price of $53.0625, the average of the high and low sales price of the Common Stock of the Company on the New York Stock Exchange on October 1, 1996.

================================================================================

                             CROSS REFERENCE SHEET

                   Pursuant to Item 501(b) of Regulation S-K

 ITEM
NUMBER                  FORM S-3 CAPTION                                 PROSPECTUS CAPTION
------                  ----------------                                 ------------------
  1.    Forepart of Registration Statement and Outside    Cover of Registration Statement; Outside Front
        Front Cover Page of Prospectus                    Cover Page of Prospectus
  2.    Inside Front and Outside Back Cover Pages of      Available Information; Incorporation of Certain
        Prospectus                                        Information by Reference; Table of Contents
  3.    Summary Information, Risk Factors and Ratio of    Cover Page; The Company; Incorporation of
        Earnings to Fixed Charges[; Risk Factors]         Certain Information by Reference (Risk Factors
                                                          and Ratio of Earnings to fixed charges N/A)
  4.    Use of Proceeds                                   *
  5.    Determination of Offering Price                   *
  6.    Dilution                                          *
  7.    Selling Security-Holders                          Selling Stockholders
  8.    Plan of Distribution                              Plan of Distribution
  9.    Description of Securities to be Registered        Incorporation of Certain Information By Reference
 10.    Interests of Named Experts and Counsel            Experts; Legal Matters
 11.    Material Changes                                  Incorporation of Certain Information by Reference
 12.    Incorporation of Certain Information by Reference Incorporation of Certain Information by Reference
 13.    Disclosure of Commission Position on              *
        Indemnification For Securities Act Liabilities


--------
* Not applicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 1996

PROSPECTUS

                                 54,517 SHARES

                         CATALINA MARKETING CORPORATION

                     Common Stock, par value $.01 per share
                                  -----------

  This Prospectus is being used in connection with the offering (the "Offering") from time to time of up to 54,517 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Catalina Marketing Corporation, a Delaware corporation (the "Company"), by certain stockholders of the Company identified herein (collectively, the "Selling Stockholders").

  The Company issued 41,672 of the Shares, and such Shares were acquired by certain Selling Stockholders, in connection with the Company's purchase of shares of common stock of its Delaware subsidiary, Catalina Marketing UK, Inc. ("CMUK-Delaware") from such Selling Stockholders. The Company issued an additional 12,845 Shares, and such Shares were acquired by certain Selling Stockholders, in connection with the Company's decision to terminate the Employee Share Option Scheme (the "Option Plan") of Catalina Marketing UK, Ltd. ("Catalina UK"), the wholly-owned subsidiary of CMUK-Delaware. The Shares issued in connection with the Company's decision to terminate the Option Plan are subject to restrictions which terminate only upon the satisfaction of certain conditions. The Shares are being registered for resale pursuant to an agreement between the Company and the Selling Stockholders pursuant to which the Company is obligated to register such Shares.

  The Shares may be offered by the Selling Stockholders from time to time on terms to be determined at the time of sale. The Selling Stockholders may effect such transactions by selling the Shares, to or through securities broker-dealers or other agents, and such broker-dealers or other agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, and/or the purchasers of the Shares, for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Additionally, agents or dealers may acquire the Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity. See "Selling Stockholders" and "Plan of Distribution." Selling Stockholders, and any brokers, dealers or agents through whom sales of the Shares are made may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the Shares may be considered to be underwriting compensation.

  The Company is not selling any of the Shares and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The cost of registering the Shares is being borne by the Company (although the Company will not pay any commissions or discounts of brokers, dealers or agents).

  On October 1, 1996, the closing sales price for the Common Stock on the New York Stock Exchange (the "NYSE") was $52.375 per share. The Common Stock is listed on the NYSE under the symbol "POS."

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                The date of this Prospectus is          , 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  The Company's Common Stock is traded on the NYSE and reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part (together with any amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), in respect of the Shares. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings may be inspected and obtained from the Commission's principal office in Washington, D.C. The summaries or descriptions of documents in this Prospectus are not necessarily complete. Reference is made to the copies of such documents attached hereto or otherwise filed as a part of the Registration Statement for a full and complete statement of their provisions, and such summaries and descriptions are, in each case, qualified in their entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents or information have been filed by the Company with the Commission and are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the year ended March 31, 1996, filed June 4, 1996.
  2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 16, 1996.
  3. The Proxy Statement for the Annual Meeting of Stockholders of the Company held on July 23, 1996, filed June 25, 1996.
  4. The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, as amended (Registration No. 1-11008), including any amendment or report for the purpose of updating that description.

  All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering covered by this Prospectus will be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON TO THE COMPANY AT 11300 NINTH STREET NORTH, ST. PETERSBURG, FLORIDA 33716-2329, ATTENTION: TREASURER, ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                                  THE COMPANY

  The principal executive offices of the Company are located at 11300 Ninth Street North, St. Petersburg, Florida 33716-2329. Its telephone number is
(813) 579-5000.

                             SELLING STOCKHOLDERS

  The following table sets forth, as of October 1, 1996, information regarding the number of shares of Common Stock beneficially owned, and the number of such shares which may be offered hereby, from time to time, by each Selling Stockholder. It is not possible to predict the number of Shares that will be sold hereby, and consequently it is not possible to predict the number of Shares that will be owned by each Selling Stockholder following completion of sales of the securities offered hereby.

                                                  PERCENTAGE OF
                               NUMBER OF SHARES   COMMON STOCK  NUMBER OF SHARES
NAME                           BENEFICIALLY OWNED OUTSTANDING   OFFERED HEREBY
----                           ------------------ ------------- ----------------
Cathryn E. Beckett............          594              *                   594
Teresa Carter.................          198              *                   198
Duncan Curtis.................          396              *                   396
Alan Gray.....................        1,188              *                 1,188
Trevor A. Hannah..............          594              *                   594
Gilliam M. Howard.............          594              *                   594
Heather Isbister..............        1,168              *                 1,168
Stuart J. Isbister............        7,554              *                 7,554
Blair A. Jenkins..............       11,850              *                11,850
Karen Jenkins.................        3,270              *                 3,270
Kerstin Birgitta King.........        9,348              *                 9,348
Robin T. King.................        1,188              *                 1,188
Gavin I. McLauchlan...........          396              *                   396
David P. O'Donnell............          659              *                   659
Joan M. O'Flaherty............          198              *                   198
Stephen J. Ross...............          396              *                   396
Karen Smallwood...............        3,894              *                 3,894
Neil Smallwood................       10,438              *                10,438
Christine J. Smith............          594              *                   594

--------

*/ Less than 1%

                             PLAN OF DISTRIBUTION

  The Shares may be offered by the Selling Stockholders from time to time on terms to be determined at the time of sale. The Selling Stockholders may effect such transactions by selling the Shares to or through securities broker-dealers or other agents, and such broker-dealers or other agents may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, and/or the purchasers of the for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Additionally, agents or dealers may acquire Shares or interests therein as a pledgee and may, from time to time, effect distributions of the Shares or interests in such capacity. The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

  In order to comply with the securities laws of certain states, sales of the Shares to the public in such states may be made only through broker-dealers who are registered or licensed in such states. Sales of the Shares must also be made by the Selling Stockholders in compliance with other applicable state securities laws and regulations.

  Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the particular Selling Stockholder who is offering the Shares or by agreement between such Selling Stockholder, and underwriters, dealers or agents.

                                    EXPERTS

  The consolidated financial statements of the Company incorporated by reference into this Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and have been included or incorporated by reference in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Paul, Hastings, Janofsky & Walker, 399 Park Avenue, New York, New York 10022. Barry A. Brooks, a partner of Paul, Hastings, Janofsky & Walker, is presently serving as the Secretary of the Company.

================================================================================

  No person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospec-tus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares of Common Stock offered hereby, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which it is un-lawful to make such an offer or solicitation. Neither the delivery of this Pro-spectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                                  -----------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents
 by Reference..............................................................   2
The Company................................................................   3
Selling Stockholders.......................................................   3
Plan of Distribution.......................................................   4
Experts....................................................................   4
Legal Matters..............................................................   4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               CATALINA MARKETING
                                  CORPORATION

                                 54,517 Shares

                                  Common Stock

                                ($.01 par value)

                                  -----------

                                   PROSPECTUS

                                  -----------



================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF DISTRIBUTION.

  The expenses in connection with the distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

   Registration fee.................................................... $876.61
   Printing expenses...................................................   2,000
   Legal fees and expenses.............................................  10,000
   Registrar and transfer agent's fees.................................     200
   Accounting fees and expenses........................................   1,000
   Miscellaneous.......................................................     200
    TOTAL..............................................................

  All expenses in connection with the issuance and distribution of the securities being offered will be borne by the Company (other than selling commissions).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Restated Certificate of Incorporation and Restated Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Company to indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including under circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

  These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under the Delaware Law. In addition, each director is subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware Law. These provisions also do not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  As permitted by its Restated Bylaws, the Company has entered into agreements with its directors and officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

  The above discussion of the Company's Restated Bylaws, Restated Certificate of Incorporation, indemnification agreements and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Restated Bylaws, Restated Certificate of Incorporation, indemnification agreement and statue.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

  There are filed with the Registration Statement the following exhibits:

 EXHIBIT NO. DESCRIPTION
     3.1     Certificate of Amendment of Certificate of Incorporation.
             Opinion of Paul, Hastings, Janofsky & Walker as to the validity of
     5.1     the Securities being registered.
    23.1     Consent of Arthur Andersen LLP.
             Consent of Paul, Hastings, Janofsky & Walker (included in Exhibit
    23.2     5.1).
             Power of Attorney (included in Part II of this Registration
    24.1     Statement).

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

    Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of the Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 30, 1996.

                                    CATALINA MARKETING CORPORATION

                                    By: /s/ Philip B. Livingston
                                        -------------------------------
                                        Name: Philip B. Livingston
                                        Title:  Senior Vice President and Chief
                                        Financial Officer

POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints George W. Off or Philip B. Livingston, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                          CAPACITY                   DATE
                 ---------                        ----------                  ------
            /s/ Tommy D. Greer
___________________________________________  Chairman of the Board       September 30, 1996
               TOMMY D. GREER

             /s/ George W. Off
___________________________________________  Chief Executive Officer     September 30, 1996
                GEORGE W. OFF                  President and Director

         /s/ Philip B. Livingston            Senior Vice President       September 30, 1996
___________________________________________    and Chief Financial
            PHILIP B. LIVINGSTON               Officer

            /s/ Frank H. Barker
___________________________________________  Director                    September 30, 1996
              FRANK H. BARKER

___________________________________________  Director
           FREDERICK W. BEINECKE
          /s/ Patrick W. Collins
___________________________________________  Director                    September 30, 1996
            PATRICK W. COLLINS


                 SIGNATURE                          CAPACITY                   DATE
                 ---------                        ----------                  -----

        /s/ Stephen I. D'Agostino
___________________________________________   Director                     September 30, 1996
          STEPHEN I. D'AGOSTINO

          /s/ Thomas G. Mendell
___________________________________________   Director                     September 30, 1996
             THOMAS G. MENDELL

___________________________________________   Director
               HELENE MONAT

___________________________________________   Director
              THOMAS W. SMITH

          /s/ Michael B. Wilson
___________________________________________   Director                     September 30, 1996
             MICHAEL B. WILSON


                                 EXHIBIT INDEX

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
     3.1     Certificate of Amendment of Certificate of Incorporation.
     5.1     Opinion of Paul, Hastings, Janofsky & Walker as to the
             validity of the Securities being registered.
    23.1     Consent of Arthur Andersen LLP.
    23.2     Consent of Paul, Hastings, Janofsky & Walker (included in
             Exhibit 5.1).
    24.1     Power of Attorney (included in Part II of this Registration
             Statement).